                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         HEALTHDYNE TECHNOLOGIES, INC.
                                       TO
                                  I.H.H. CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                              INVACARE CORPORATION

    As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) or the associated Preferred Stock Purchase Rights (the "Rights") are not immediately available or the certificates for Shares or Rights and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Supplement described below) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:
                       IBJ SCHRODER BANK & TRUST COMPANY

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          BY MAIL:              BY FACSIMILE TRANSMISSION:     BY HAND OR OVERNIGHT DELIVERY:

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         P.O. Box 84                  (212) 858-2611                One State Street
    Bowling Green Station          Attn: Reorganization         New York, New York 10004
     New York, New York            Operations Department       Attn: Securities Processing
         10274-0084                                               Window, Subcellar One
    Attn: Reorganization           CONFIRM FACSIMILE BY
    Operations Department               TELEPHONE:
                                      (212) 858-2103
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    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to I.H.H. Corp., a Delaware corporation and a wholly owned subsidiary of Invacare Corporation, an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 27, 1997 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto dated April 4, 1997 (the "Supplement"), and in the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $0.01 per share (the "Shares"), and the number of Rights, indicated below of Healthdyne Technologies, Inc., a Georgia corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Signature(s)....................................................................

Name(s) of Record Holders

 ...............................................................................

                              PLEASE TYPE OR PRINT

Number of Shares and Rights ....................................................

Certificate Nos. (If Available)

 ...............................................................................

 ...............................................................................

Dated ..........................................................................
                                      , 1997

Address(es).....................................................................

 ...............................................................................

                                                                        ZIP CODE

Area Code(s) and Tel. No(s) ....................................................

Check one box (if Shares and Rights will be tendered by book-entry transfer):

/ /    The Depository Trust Company

/ /    Philadelphia Depository Trust Company

Account Number .................................................................

 ...............................................................................

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (a) represents that the above named person(s) "own(s)" the Shares and/or Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the Depository Trust Company or the Philadelphia Depository Trust Company (each, a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof and (d) guarantees, if applicable, to deliver certificates representing the Rights ("Rights Certificates") in proper form for transfer, or to deliver such Rights pursuant to the procedure for book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility together with, if Rights are forwarded separately, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within the later of (1) three Nasdaq National Market trading days after the date hereof and (2) three business days after the date the Rights Certificates are distributed to holders of Shares.

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--------------------------------------------   --------------------------------------------
                  NAME OF FIRM                 AUTHORIZED SIGNATURE

                                               Name
---------------------------------------------  --------------------------------------------
                       ADDRESS                            PLEASE TYPE OR PRINT

                                               Title
---------------------------------------------  --------------------------------------------
                           ZIP CODE                       AUTHORIZED SIGNATURE


AREA CODE AND TEL NO.   Dated                          , 1997
                               -----------------------
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NOTE:  DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE.
        CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.